Exhibit 2(d)

FORM OF

Exhibit 2(d) NUMBER IHD COMMON SHARES $.01 Par Value Per Share ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE THIS CERTIFICATE IS TRANSFERABLE IN JERSEY CITY, NJ, NEW YORK, NY AND PITTSBURGH, PA CUSIP 45685X 10 4 SEE REVERSE FOR CERTAIN DEFINITIONS ING EMERGING MARKETS HIGH DIVIDEND EQUITY FUND THIS CERTIFIES THAT IS THE OWNER OF FULLY PAID AND NON-ASSESSABLE COMMON SHARES OF BENEFICIAL INTEREST $.01 PAR VALUE OF ING EMERGING MARKETS HIGH DIVIDEND EQUITY FUND (herein called the “Fund”) transferable on the books of the Fund by the holder hereof in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Declaration of Trust of the Fund establishing the Fund as a Delaware statutory trust, and all amendments thereto (copies of which are on file with the Secretary of the State of Delaware) and the Fund’s By-Laws (copies of which are on file at the principal office of the Fund), to all of which the holder by acceptance hereof expressly assents. This Certificate is executed on behalf of the Fund by the officers as officers and not individually and the obligations hereof are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property of the Fund. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. Witness the facsimile signatures of the duly authorized officers of the Fund. Dated CERTIFICATE OF STOCK COUNTERSIGNED AND REGISTERED: THE BANK OF NEW YORK MELLON TRANSFER AGENT AND REGISTRAR BY AUTHORIZED OFFICER SECRETARY PRESIDENT AND CEO SHARES American Bank Note Company ABnote North America 711 ARMSTRONG LANE COLUMBIA, TENNESSEE 38401 (931) 388-3003 SALES: HOLLY GRONER 931-490-7660 PROOF OF: MARCH 3, 2011 ING EMERGING MARKETS HIGH DIVIDEND WO 3304 FC OPERATOR: JB NEW COLORS SELECTED FOR PRINTING: Logo prints in PMS 165 orange and PMS 281 blue. Intaglio prints in SC-3 dark green. COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink. PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: OK AS IS OK WITH CHANGES MAKE CHANGES AND SEND ANOTHER PROOF

ING Emerging Markets High Dividend Equity Fund (the “Fund”) will furnish to any shareholder, upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of beneficial interest of each class or series of the Fund authorized to be issued, so far as they have been determined, and the authority of the Board of Trustees to determine the relative rights and preferences of subsequent classes or series. Any such request should be addressed to the Secretary of the Fund. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations. Additional abbreviations may also be used though not in the below list. TEN COM - TEN ENT - JT TEN - as tenants in common as tenants by the entireties as joint tenants with right of survivorship and not as tenants in common UNIF GIFT MIN ACT– Custodian (Cust) (Minor) under Uniform Gifts to Minors Act (State) For Value Received, hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE (NAME AND ADDRESS OF TRANSFEREE SHOULD BE PRINTED OR TYPEWRITTEN) Common Shares of Beneficial Interest represented by the within Certificate and do hereby irrevocably constitute and appoint Attorney to transfer the said shares on the books of the within-named Fund, with full power of substitution in the premises. Dated X X NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER. Signature(s) Guaranteed By THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15. ABnote North America 711 ARMSTRONG LANE COLUMBIA, TENNESSEE 38401 (931) 388-3003 SALES: HOLLY GRONER 931-490-7660 PROOF OF: MARCH 3, 2011 ING EMERGING MARKETS HIGH DIVIDEND WO Bk OPERATOR: JB New PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: OK AS IS OK WITH CHANGES MAKE CHANGES AND SEND ANOTHER PROOF